                                                                    EXHIBIT 2.2


                          FIRST AMENDMENT TO AGREEMENT
                               AND PLAN OF MERGER


         FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER, dated as of March 7, 1995, among BJ SERVICES COMPANY ("BJ"), WCNA ACQUISITION CORP., a wholly owned subsidiary of BJ ("BJ Sub"), and THE WESTERN COMPANY OF NORTH AMERICA ("Western"), each a Delaware corporation.

         WHEREAS, BJ, BJ Sub and Western have entered into an Agreement and Plan of Merger, dated as of November 17, 1994 (the "Merger Agreement"); and

         WHEREAS, pursuant to Section 1.5 of the Merger Agreement, BJ hereby notifies Western of its desire to structure the Merger so that Western merges into BJ and BJ is the Surviving Corporation after the Effective Time;

         NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                                   AMENDMENTS

         1.1 As of the date hereof, BJ Sub shall cease to be a party to the Merger Agreement and shall henceforth have no rights or obligations thereunder.

         1.2 Sections 1.1, 1.4, 2.1, 2.2, and 8.19 of the Merger Agreement are hereby amended by deleting each reference to "BJ Sub" therein and inserting "BJ" in place thereof.

         1.3 Section 1.2 of the Merger Agreement is hereby amended by deleting the words ", BJ Sub" and "cause the Surviving Corporation to" in the first sentence of such section.

         1.4 Section 2.3 of the Merger Agreement is hereby amended by (i) deleting the word "The" in the first sentence of such section and inserting the words "Subject to Section 8.16, the" in place thereof and (ii) deleting the reference to "BJ Sub" in the same sentence and inserting "BJ" in place thereof.

         1.5 Sections 3.1(a) and 3.1(c) of the Merger Agreement are hereby amended by deleting the references to ", BJ Sub" therein.

         1.6 Section 3.1(d) of the Merger Agreement is hereby deleted in its entirety, and the following is inserted in place thereof:

                 "(d)     BJ Shares.  Each share of common stock, par value
         $0.10 per share, of BJ ("BJ Common Stock") issued and outstanding immediately prior to the Effective Time shall remain outstanding after the Merger and, together with BJ Common Stock issued pursuant to the Merger, thereafter shall constitute all of the common stock of the Surviving Corporation issued and outstanding immediately after the Effective Time."

         1.7 Section 3.2(b) of the Merger Agreement is hereby amended by deleting the reference to "$1.00" at the end thereof and inserting in place thereof "$5.00".

         1.8 Section 3.4 of the Merger Agreement is hereby amended by deleting the words "Warrant Consideration Value" and inserting in place thereof the words "Warrant Current Market Price".

         1.9 Section 3.7 of the Merger Agreement is hereby amended by (i) deleting from the first sentence thereof the words "Neither BJ nor" and capitalizing the first letter of the following word and (ii) inserting the word "not" between the words "shall be" in the same sentence.

         1.10 Section 4.2 of the Merger Agreement is hereby amended by deleting from the first sentence thereof the word "without" and inserting the words "$1 per share" after the words "par value" in the same sentence.

         1.11 Section 4.4 of the Merger Agreement is hereby amended by (i) deleting from the third sentence thereof the words "each of", "and BJ Sub" and "and of BJ Sub", (ii) deleting from the fifth sentence thereof the words "Neither", "nor BJ Sub" and ", with respect to BJ," and (iii) inserting the word "not" between the words "is subject" in the fifth sentence thereof.

         1.12 Section 4.11 of the Merger Agreement is hereby amended by deleting the first sentence of such section and inserting the following in place thereof: "The affirmative vote of the holders of a majority of the outstanding shares of BJ Common Stock entitled to vote thereon is required to approve this Agreement and the issuance of BJ Common Stock and BJ Warrants in the Merger."

         1.13    Sections 4.14, 10.1(e), 10.2, and 11.3(a) of the Merger
Agreement are hereby amended by deleting the words "or BJ Sub" in each such section.

         1.14 Article V of the Merger Agreement is hereby deleted in its entirety.

         1.15 Article VI of the Merger Agreement is hereby amended by deleting from the first line thereof the words "and BJ Sub".

         1.16 Section 6.4 of the Merger Agreement is hereby amended by (i) deleting from the third sentence thereof the words "each of" and "and BJ Sub" and (ii) deleting from the fifth sentence thereof the words "or BJ Sub".

         1.17 Section 8.3 of the Merger Agreement is hereby amended by (i) deleting from the fourth sentence thereof the words "NYSE Rule 312.05" and inserting in place thereof the words "applicable Delaware Corporation Law" and
(ii) deleting from the penultimate sentence thereof the words "or NYSE rules, as the case may be,".

         1.18    Section 8.6(a) of the Merger Agreement is hereby amended by
(i) deleting the words "BJ agrees that it or" and (ii) deleting from the parenthetical at the end of such section the words "BJ or".

         1.19 Section 8.6(b) of the Merger Agreement is hereby deleted in its entirety and the following is inserted in place thereof:

                 "(b)     Any Indemnified Party wishing to claim
         indemnification under paragraph (a) of this Section 8.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify the Surviving Corporation thereof, but the failure to so notify shall not relieve the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices the Surviving Corporation. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) the Surviving Corporation shall have the right to assume the defense thereof (which it shall, in cooperation with the Indemnified Parties, vigorously defend) and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or there is a conflict of interest between the Surviving Corporation and the Indemnified Parties, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to the Surviving Corporation, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that the Surviving Corporation shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is required in order to effectively defend against such action or proceeding, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law."

         1.20    Section 8.8(a) of the Merger Agreement is hereby amended by
(i) deleting from clause (ii) of such section the words "BJ, BJ Sub, Western or" and (ii) deleting from clause (iii) of such section the words "BJ, Western or".

         1.21    Section 8.8(b) of the Merger Agreement is hereby amended by
(i) deleting the words ", and will cause the Surviving Corporation to" and (ii) deleting from the proviso thereof the words "or the Surviving Corporation".

         1.22    Section 8.8(c) of the Merger Agreement is hereby amended by
(i) deleting the words "or BJ" and (ii) deleting the proviso in such section and inserting the following in place thereof: "provided, however, that employees of the Surviving Corporation who become participants in a defined benefit pension plan that was sponsored by BJ prior to the Effective Time or in a defined benefit pension plan sponsored by the Surviving Corporation which is adopted on or after the Effective Time shall not be given credit for benefit accrual purposes to the extent such credit would result in a duplication of benefits under more than one defined benefit pension plan."

         1.23 Section 8.10(b) of the Merger Agreement is hereby amended by deleting the words "or BJ Sub" and "and BJ Sub".

         1.24 Section 8.11 of the Merger Agreement is hereby amended by (i) deleting from the fifth sentence of such section the reference to ", BJ Sub" and (ii) deleting from the last sentence of such section the words ", BJ and BJ Sub" and inserting the words "and BJ" in place thereof.

         1.25 Section 8.17 of the Merger Agreement is hereby amended by (i) deleting the words "and any shares of common stock of BJ Sub" and "or BJ Sub, respectively," and (ii) deleting the words "either Western or BJ Sub" and inserting the word "Western" in place thereof.

         1.26    Section 9.1(g) of the Merger Agreement is hereby amended by
(i) deleting the word "affirmative" and inserting in place thereof the word "requisite" and (ii) deleting the words "required by NYSE Rule 312.05".

         1.27    Section 9.2(a) of the Merger Agreement is hereby amended by
(i) deleting the words "and BJ Sub" where it appears in two places and (ii) deleting the word "their" and inserting the word "its" in place thereof.

         1.28 Section 9.3 of the Merger Agreement is hereby amended by deleting the words "and BJ Sub" from the heading (with a corresponding change to the index) and the first line thereof.

         1.29 Section 10.1(j) of the Merger Agreement is hereby amended by inserting between the words "approve the" the words "this Agreement and".

         1.30 Section 11.2 of the Merger Agreement is hereby amended by deleting from the first sentence of such section the words ", BJ and BJ Sub" and inserting the words "and BJ" in place thereof.

         1.31 Section 11.4(b) of the Merger Agreement is hereby amended by deleting from clause (i) thereof the words "or the Surviving Corporation, as the case may be".

         1.32 Section 11.6 of the Merger Agreement is hereby amended by (i) deleting the words "and BJ Sub" and (ii) deleting the words "their respective" and inserting the word "its" in place thereof.

         1.33 The form of Warrant Agreement attached as Exhibit A to the Merger Agreement shall be deleted and replaced in its entirety with Amended Exhibit A which is attached as Annex I to this First Amendment.

                                   ARTICLE II
                                 MISCELLANEOUS

         2.1 Terms used in this First Amendment without definition shall have the meanings ascribed to such terms in the Merger Agreement.

         2.2 This First Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

         2.3 Except as expressly amended and modified by the terms of this First Amendment, the terms and provisions of the Merger Agreement shall remain in full force and effect.

         2.4 This First Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         IN WITNESS WHEREOF, BJ, BJ Sub and Western have caused this First Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                        BJ SERVICES COMPANY


                                        By:       /s/ J. W. STEWART
                                            ____________________________________
                                        Name:         J. W. Stewart
                                        Title:        President and
                                                  Chief Executive Officer

                                        WCNA ACQUISITION CORP.


                                        By:       /s/ J. W. STEWART
                                            ____________________________________
                                        Name:         J. W. Stewart
                                        Title:          President

                                         THE WESTERN COMPANY OF
                                             NORTH AMERICA


                                        By:     /s/ GRAHAM L. ADELMAN
                                            ____________________________________
                                        Name:       Graham L. Adelman
                                        Title:     Senior Vice President

                                                                      ANNEX I


_______________________________________________________________________________



                         [FORM OF WARRANT AGREEMENT]





                             BJ SERVICES COMPANY


                                     and


                   FIRST CHICAGO TRUST COMPANY OF NEW YORK,


                                Warrant Agent


_______________________________________________________________________________



                              Warrant Agreement

              Dated as of              , 1995 [the Closing Date]



_______________________________________________________________________________

                               Table of Contents

                                                                           Page
                                                                           ----
Section 1.    Certain Definitions  . . . . . . . . . . . . . . . . . .

Section 2.    Appointment of Warrant Agent   . . . . . . . . . . . . .

Section 3.    Form of Warrant Certificates   . . . . . . . . . . . . .

Section 4.    Countersignature and Registration  . . . . . . . . . . .

Section 5.    Transfer, Split Up, Combination and Exchange of
              Warrant Certificates; Mutilated, Destroyed, Lost
              or Stolen Warrant Certificates   . . . . . . . . . . . .


Section 6.    Exercise of BJ Warrants; Exercise Price;
              Expiration Date of BJ Warrants   . . . . . . . . . . . .


Section 7.    Cancellation and Destruction of Warrant Certificates . .

Section 8.    Reservation and Availability of Shares of BJ
              Common Stock or Cash   . . . . . . . . . . . . . . . . .


Section 9.    BJ Common Stock Record Date  . . . . . . . . . . . . . .

Section 10.   Adjustment of Exercise Price, Number of Shares
              of BJ Common Stock or Number of BJ Warrants  . . . . . .


Section 11.   Certification of Adjusted Exercise Price or
              Number of Shares of BJ Common Stock  . . . . . . . . . .


Section 12.   Reclassification, Consolidation, Merger, Combination,
              Sale or Conveyance   . . . . . . . . . . . . . . . . . .


Section 13.   Fractional BJ Warrants and Fractional Shares
              of BJ Common Stock   . . . . . . . . . . . . . . . . . .


Section 14.   Right of Action  . . . . . . . . . . . . . . . . . . . .

Section 15.   Agreement of Warrant Certificate Holders   . . . . . . .

Section 16.   Warrant Certificate Holder Not Deemed a Stockholder  . .

Section 17.   Concerning the Warrant Agent   . . . . . . . . . . . . .

Section 18.   Merger or Consolidation or Change of Name
              of Warrant Agent   . . . . . . . . . . . . . . . . . . .


Section 19.   Duties of Warrant Agent  . . . . . . . . . . . . . . . .

Section 20.   Change of Warrant Agent  . . . . . . . . . . . . . . . .

                                                                          Page
                                                                          ----
Section 21.   Issuance of New Warrant Certificates   . . . . . . . . . .

Section 22.   Purchase of BJ Warrants by BJ  . . . . . . . . . . . . . .

Section 23.   Notice of Proposed Actions   . . . . . . . . . . . . . . .

Section 24.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . .

Section 25.   Supplements and Amendments   . . . . . . . . . . . . . . .

Section 26.   Successors   . . . . . . . . . . . . . . . . . . . . . . .

Section 27.   Benefits of this Agreement   . . . . . . . . . . . . . . .

Section 28.   Governing Law  . . . . . . . . . . . . . . . . . . . . . .

Section 29.   Counterparts   . . . . . . . . . . . . . . . . . . . . . .

Section 30.   Captions   . . . . . . . . . . . . . . . . . . . . . . . .

                               WARRANT AGREEMENT


              This Agreement, dated as of ________ __, 1995 [the Closing Date], between BJ SERVICES COMPANY, a Delaware corporation ("BJ"), and FIRST CHICAGO TRUST COMPANY OF NEW YORK, a New York limited purpose trust company (the "Warrant Agent").


                              W I T N E S S E T H


              WHEREAS, BJ has entered into an Agreement and Plan of Merger, dated as of November 17, 1994, as amended (the "Merger Agreement"), with The Western Company of North America, a Delaware corporation ("Western"), providing for the merger of Western into BJ (the "Merger") pursuant to the terms of the Merger Agreement; and

              WHEREAS, the Merger Agreement provides that all of the outstanding shares of common stock, par value $.10 per share, of Western, except as provided in the Merger Agreement, shall be converted into, exchanged for and represent the right to receive consideration specified in the Merger Agreement, which consideration is to include warrants (the "BJ Warrants") to purchase BJ Common Stock (as hereinafter defined) upon the terms and subject to the conditions hereinafter set forth; and

              WHEREAS, BJ wishes the Warrant Agent to act on behalf of BJ, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and exercise of BJ Warrants;

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

              Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

                (a) "BJ Common Stock" shall mean the Common Stock, par value $.10 per share, of BJ.

                (b) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

                (c) "Close of Business" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                (d) "Closing Date" shall have the meaning ascribed to it in the Merger Agreement.

                (e) "Person" shall mean an individual, corporation, association, partnership, joint venture, trust, unincorporated organization, government or political subdivision thereof or governmental agency or other entity.

              Section 2. Appointment of Warrant Agent. BJ hereby appoints the Warrant Agent to act as agent for BJ in accordance with the terms and conditions hereof, and the Warrant Agent hereby accepts such appointment.
BJ may from time to time appoint such Co-Warrant Agents as it may, in its sole discretion, deem necessary or desirable.

              Section 3. Form of Warrant Certificates. The Warrant Certificates (together with the form of election to purchase Common Stock and the form of assignment to be printed on the reverse thereof) shall be substantially in the form of Exhibit 1 hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as BJ may deem appropriate and as are not inconsistent with the provisions of this Agreement and the Merger Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or to conform to usage. Subject to the provisions of Section 21 hereof, the Warrant Certificates, whenever issued, shall be dated the Closing Date and on their face shall entitle the holders thereof to purchase such number of shares of Common Stock as shall be set forth therein at $30 per share (the "Exercise Price"), but the number of such shares and the Exercise Price shall be subject to the adjustments as provided herein.

              Section 4. Countersignature and Registration. The Warrant Certificates shall be executed on behalf of BJ by its Chairman, its President or a Vice President, either manually or by facsimile signature, and have affixed thereto BJ's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of BJ, either manually or by facsimile signature. The Warrant Certificate shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of BJ who shall have signed any of the Warrant Certificates shall cease to be such officer of BJ before countersignature by the Warrant Agent and issuance and delivery by BJ, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificate had not ceased to be such officer of BJ; and any Warrant Certificate may be signed on behalf of BJ by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of BJ to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

              The Warrant Agent will keep or cause to be kept, at one of its offices in New York City, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of BJ Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

              Section 5. Transfer, Split Up, Combination and Exchange of Warrant Certificates; Mutilated, Destroyed, Lost or Stolen Warrant Certificates. Subject to the provisions of Section 13 hereof, at any time after the close of business on the date hereof, and at or prior to the close of business on the Expiration Date (as such term is hereinafter defined), any Warrant Certificate or Warrant Certificates may be transferred, split up, combined or exchanged for another Warrant Certificate or Warrant Certificates, entitling the registered holder to purchase a like number of shares of BJ Common Stock as the Warrant Certificate or Warrant Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Warrant Certificate shall make such request in writing delivered to the Warrant Agent, and shall surrender the Warrant Certificate or Warrant Certificates to be transferred, split up, combined or exchanged at the principal office of the Warrant Agent. Thereupon the Warrant Agent shall countersign and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. BJ may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Warrant Certificates, together with reimbursement to BJ and the Warrant Agent of all reasonable expenses incidental thereto.

              Upon receipt by BJ and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security in customary form and amount, and reimbursement to BJ and the Warrant Agent of all reasonable expenses incidental thereto, and upon surrender to the Warrant

Agent and cancellation of the Warrant Certificate if mutilated, BJ will make and deliver a new Warrant Certificate of like tenor to the Warrant Agent for delivery to the registered holder in lieu of the Warrant Certificate so lost, stolen, destroyed or mutilated.

              Section 6. Exercise of BJ Warrants; Exercise Price; Expiration Date of BJ Warrants. (a) Subject to Section 6(c) below, the registered holder of any Warrant Certificate may exercise the BJ Warrants evidenced thereby in whole or in part upon surrender of the Warrant Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the principal office of the Warrant Agent in New York City, together with payment of the Exercise Price in immediately available funds for each share of BJ Common Stock as to which the BJ Warrants are exercised, at any time
prior to the close of business on                        , 2000 [fifth
anniversary of Closing Date] (the "Expiration Date").

              (b) The Exercise Price for each share of BJ Common Stock pursuant to the exercise of BJ Warrants shall initially be $30, subject to adjustment from time to time as provided in Section 10 hereof. The Exercise Price shall be payable in lawful money of the United States of America.

              (c) Upon receipt of a Warrant Certificate, with the form of election to purchase duly executed, accompanied by payment of the Exercise Price for the shares to be purchased and an amount equal to any applicable tax or governmental charge referred to in Section 8 in cash, or by certified check or bank draft payable to the order of BJ, the Warrant Agent shall thereupon promptly (i) requisition from any transfer agent of the BJ Common Stock certificates for the number of whole shares of BJ Common Stock to be purchased, and BJ hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from BJ the amount of cash to be paid in lieu of the issuance of fractional shares and (iii) after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Warrant Certificate, registered in such name or names as may be designated by such holder, and, when appropriate, after receipt promptly deliver such cash to or upon the order of the registered holder of such Warrant Certificate. Upon receipt by BJ of a Warrant Certificate at the principal office of the Warrant Agent, in proper form for exercise, and payment of the applicable Exercise Price as required hereby, the holder of such Warrant Certificate shall be deemed to be the holder of record of the shares of BJ Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of BJ shall then be closed or that certificates representing such shares of BJ Common Stock shall not then be actually delivered to the holder of such Warrant Certificate.

              (d) In case the registered holder of any Warrant Certificate shall exercise less than all BJ Warrants evidenced thereby, a new Warrant Certificate evidencing BJ Warrants equivalent to the BJ Warrants remaining unexercised shall be issued by the Warrant Agent to the registered holder of such Warrant Certificate or to his duly authorized assigns, subject to the provisions of Section 13 hereof.

              Section 7. Cancellation and Destruction of Warrant Certificates. All Warrant Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to BJ or to any or its agents, be delivered to the Warrant Agent for cancellation or in cancelled form, or, if surrendered to the Warrant Agent, shall be cancelled by it, and no Warrant Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Warrant Agreement. BJ shall deliver to the Warrant Agent for cancellation and retirement, and the Warrant Agent shall so cancel and retire, any other Warrant Certificate purchased or acquired by BJ otherwise then upon the exercise thereof. The Warrant Agent shall deliver all cancelled Warrant Certificates to BJ, or shall, at the written request of BJ, destroy such cancelled Warrant Certificates, and in such case shall deliver a certificate of destruction thereof to BJ.

              Section 8. Reservation and Availability of Shares of BJ Common Stock or Cash. BJ covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock or its authorized and issued shares of Common Stock held in its treasury, free from preemptive rights, the number of shares of BJ Common Stock that will be sufficient to permit the exercise in full of all outstanding BJ Warrants or keep sufficient cash available for payment in lieu of BJ Common Stock.

              BJ covenants and agrees that it will use its best efforts to cause the BJ Common Stock issuable upon the exercise of the BJ Warrants to be listed on the NYSE (as defined below). In addition, BJ covenants and agrees to use its best efforts to cause the BJ Warrants to be listed on the NYSE. To the extent that the BJ Warrants cannot be listed on the NYSE, BJ shall use its best efforts to cause the BJ Warrants to be listed on the NASDAQ (as defined below).

              BJ covenants and agrees that it will take all such actions as may be necessary to insure that all shares of BJ Common Stock delivered upon exercise of BJ Warrants shall, at the time of delivery of the certificates for such shares (subject to payment of the Exercise Price as contemplated by Section 6(c)), be duly authorized, validly issued, fully paid and nonassessable.

              BJ further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the original issuance or delivery of the Warrant Certificates or certificates evidencing BJ Common Stock upon exercise of the Warrant Certificate. BJ shall not, however, be required to pay any tax or governmental charge which may be payable in respect of any transfer involved in the transfer or delivery of Warrant Certificates or the issuance or delivery of certificates for BJ Common Stock in a name other than that of the registered holder of the Warrant Certificate evidencing BJ Warrants surrendered for exercise or to issue or deliver any certificate for shares of BJ Common Stock upon the exercise of any BJ Warrants until any such tax or governmental charge shall have been paid (any such tax or governmental charge being payable by the holder of such Warrant Certificate at the time of surrender) or until it has been established to BJ's satisfaction that no such tax or governmental charge is due.

              Section 9. BJ Common Stock Record Date. Each person in whose name any certificate for shares of BJ Common Stock is issued upon the exercise of BJ Warrants shall for all purposes be deemed to have become the holder of record for the BJ Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such BJ Warrants was duly surrendered and payment of the Exercise Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the BJ Common Stock transfer books of BJ are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding business day on which the BJ Common Stock transfer books of BJ are open.

              Section 10. Adjustment of Exercise Price, Number of Shares of BJ Common Stock or Number of BJ Warrants. The Exercise Price, the number of shares covered by such BJ Warrant and the number of BJ Warrants outstanding are subject to adjustment from time to time as provided in this Section 10.

              (a) In the event BJ shall at any time after the date of this Agreement (i) declare a dividend on shares of BJ Common Stock payable in shares of any class of capital stock of BJ, (ii) subdivide the outstanding shares of BJ Common Stock into a greater number of shares of BJ Common Stock, (iii) combine the outstanding shares of BJ Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock in a reclassification of shares of the BJ Common Stock (including any such reclassification in connection with a consolidation or merger in which BJ is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any BJ Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such BJ Warrant had been exercised immediately prior to such date and at a time when the BJ Common Stock transfer books of BJ were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification.

              (b) In case BJ shall fix a record date for the issuance of rights, options or warrants to all holders of BJ Common Stock (such rights, options or warrants not being available to holders of BJ Warrants) entitling them (for a period expiring within 45 calendar days after such date of issue) to subscribe for or purchase BJ Common Stock (or securities convertible into or exercisable or exchangeable for BJ Common Stock), other than Permitted Issuances (as defined below), at a price per share of BJ Common Stock (or having a conversion, exercise or exchange price per share of BJ Common Stock, in the case of a security convertible into or exercisable or exchangeable for BJ Common Stock) less than the Current Market Price (as defined in Section 10(f)) per share of BJ Common Stock on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of BJ Common Stock outstanding on such record date plus the number of shares of BJ Common Stock which the aggregate offering price of the total number of shares of BJ Common Stock so to be offered (or the aggregate initial conversion, exercise or exchange price of the convertible, exercisable or exchangeable securities so to be offered) would purchase at such Current Market Price and of which the denominator shall be the number of shares of BJ Common Stock outstanding on such record date plus the number of additional shares of BJ Common Stock to be offered for subscription or purchase (or into which the convertible, exercisable or exchangeable securities so to be offered are initially convertible, exercisable or exchangeable). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of BJ, whose determination shall be described in a statement filed with the Warrant Agent. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued the Exercise Price shall be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed. For purposes of this paragraph (b), "Permitted Issuances" shall mean any and all issuances of shares of BJ Common Stock or rights, options or warrants entitling the holders thereof to subscribe for or purchase BJ Common Stock (or securities convertible into or exercisable or exchangeable for BJ Common Stock) pursuant to any stock option, stock purchase or other employee or director benefit plan of BJ or any of its subsidiaries approved by stockholders.

              (c) In case BJ shall fix a record date for the making of a dividend or distribution (other than aggregate cash dividends and distributions not in excess of $.25 per share of BJ Common Stock for the fiscal year ended September 30, 1995, and then $1.50 for each 12-month period thereafter, payable out of retained earnings or earned surplus) to all holders of BJ Common Stock (including any distribution made in connection with a consolidation or merger in which BJ is the continuing corporation) or evidences of indebtedness or assets or subscription rights or warrants (excluding those referred to in Section 10(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction of which the numerator shall be the Current Market Price (as defined in Section 10(f)) per share of BJ Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of BJ, whose determination shall be described in a statement filed with the Warrant Agent) of such distribution applicable to one share of BJ Common Stock, and of which the denominator shall be such Current Market Price per share of BJ Common Stock. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

              (d) In case a tender offer (a "Tender Offer") made by BJ or any of its subsidiaries for all or any portion of the BJ Common Stock shall expire (the "Expiration Time") and the Tender Offer (as amended upon the expiration thereof) shall require the payment to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below) of an aggregate of the cash plus other consideration having a fair market value (as determined by the Board of Directors) as of the Expiration Time of such Tender Offer that combined with the aggregate of the cash plus the fair market value (as determined by the Board of Directors) of consideration payable in respect of any other tender offer (determined as of the Expiration Time of such other tender offer) by BJ or any of its subsidiaries for all or any portion of the BJ Common Stock expiring within the 12 months preceding the expiration of the Tender Offer and in respect of which no adjustment pursuant to this clause (d) has been made exceeds 12.5% of the product of the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer multiplied by the number of shares of BJ Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer, then, and in each such case, immediately prior to the opening of business on the next Trading Day after the date of the Expiration Time of the Tender Offer, the Exercise Price shall be adjusted so that the same shall equal the price determined by multiplying the Exercise Price immediately prior to close of business on the date of the Expiration Time of the Tender Offer by a fraction (A) the numerator of which shall be equal to (x) the product of (i) the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer and (ii) the number of shares of BJ Common Stock outstanding (including any tendered shares) at the Expiration Time of the Tender Offer less (y) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Tender Offer) of Purchased Shares (as defined below), and (B) the denominator of which shall be equal to the product of (x) the Current Market Price per share of the BJ Common Stock as of the Expiration Time of the Tender Offer and (y) the number of shares of BJ Common Stock outstanding (including any tendered shares) as of the Expiration Time of the Tender Offer less the number of all shares validly tendered and not withdrawn as of the Expiration Time of the Tender Offer, and accepted for purchase up to any maximum. For purposes of this Section 10, the term "Purchased Shares" shall mean such shares as are deemed so accepted up to any such maximum.

              (e) If the rights (the "BJ Rights") outstanding under the Stockholder Rights Agreement, dated as of January 12, 1994, as amended, between BJ and First Chicago Trust Company of New York, as amended (the "Rights Agreement"), shall become exercisable for shares of Series Two Junior Participating Preferred Stock, par value $1.00 per share, of BJ ("BJ Preferred Stock") or other property, the Exercise Price and the number of and kind of securities or other property issuable upon exercise of each BJ Warrant shall be appropriately adjusted so that the holder of any BJ Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of BJ Preferred Stock or other property which would have been issuable under the BJ Rights that would have been attached to the shares of BJ Common Stock for which such BJ Warrant was exercisable immediately prior to the BJ Rights having become exercisable, upon payment of the same consideration, if any, payable under such BJ Rights for such shares or other property.

              (f) For the purpose of any computation hereunder, the "Current Market Price" per share of BJ Common Stock (or per BJ Warrant, for purposes of
Section 13(a) hereof) on any date shall be deemed to be the average of the daily Closing Prices per share of such BJ Common Stock (or BJ Warrant, as the case may be) for the 20 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date. The "Closing Price" for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, Inc. ("NYSE") or, if such securities are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are listed or admitted to trading or, if such securities are not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"). If on any such Trading Day or Days such securities are not quoted by any such organization, such Trading Day or Days shall be replaced for purposes of the foregoing calculation by the requisite Trading Day or Days preceding the commencement of such 20 Trading Day period on which such securities are so quoted. The term "Trading Day" shall mean a day on which the principal national securities exchange on which such securities are listed or admitted to trading is open for the transaction of business or, if such securities are not listed or admitted to trading on any national securities exchange, a Monday, Tuesday, Wednesday, Thursday or Friday on which banking institutions in the State of New York are not authorized or obligated by law or executive order to close. If the BJ Common Stock (or BJ Warrant, as the case may be) is not so listed or traded, the "Current Market Price" per share shall be deemed to be the fair value per share as determined in good faith by the Board of Directors of BJ, whose determination shall be described in a statement filed with the Warrant Agent. For the purpose of any computation hereunder, the "Warrant Merger Price" means the average of the midpoint of the daily high and low trading prices of BJ Warrants, rounded to four decimal places, on a when-issued basis as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the Closing Date or, if the BJ Warrants are not then admitted to trading on the NYSE on a when-issued basis, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are admitted to trading on a when-issued basis or, if the BJ Warrants are not admitted to trading on any national securities exchange on a when-issued basis, the average of the high bid and low asked prices in the over-the-counter market, as reported by the NASDAQ, of BJ Warrants on a when-issued basis. If on any such Trading Day or Days the BJ Warrants are not quoted on a when-issued basis by any such organization, the 20 Trading Day period referred to above shall be reduced by the number of such Trading Days on which the BJ Warrants are not so quoted. If the BJ Warrants are not quoted on a when-issued basis on any Trading Day during such 20 Trading Day period, the Warrant Merger Price shall be deemed to be $5.00.

              (g) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this
Section 10(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 10 shall be made to the nearest cent or the nearest ten-thousandth of a share, as the case may be. Notwithstanding the first sentence of this Section 10(g), any adjustment required by this Section 10 shall be made no later than the earlier of (i) three years from the date of the transaction which mandates such adjustment or (ii) the date of the expiration of the right to exercise any BJ Warrant.

              (h) In the event that at any time, as a result of an adjustment made pursuant to Section 10(a), the holder of any BJ Warrant thereafter exercised shall become entitled to receive any shares of capital stock of BJ other than shares of BJ Common Stock, thereafter the number of such other shares so receivable upon exercise of any BJ Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares contained in Section 10(a) through (d) inclusive, and the provisions of Sections 6, 8, 9 and 12 with respect to the shares of BJ Common Stock shall apply on like terms to any such other shares.

              (i) All BJ Warrants originally issued by BJ subsequent to any adjustment made to the Exercise Price hereunder shall evidence the right to purchase, at the adjusted Exercise Price, the number of shares of BJ Common Stock purchasable from time to time hereunder upon exercise of the BJ Warrants, all subject to further adjustment as provided herein.

              (j)    Unless BJ shall have exercised its election as provided in
Section 10(k), upon each adjustment of the Exercise Price as a result of the calculations made in Section 10(b), each BJ Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares (calculated to the nearest ten-thousandth) obtained by (i) multiplying (x) the number of shares covered by a BJ Warrant immediately prior to such adjustment by (y) the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

              (k) BJ may elect on or after the date of any adjustment of the Exercise Price to adjust the number of BJ Warrants, in substitution for any adjustment in the number of shares of BJ Common Stock purchasable upon the exercise of a BJ Warrant. Each of the BJ Warrants outstanding after such adjustment of the number of BJ Warrants shall be exercisable for one share of BJ Common Stock. Each BJ Warrant held of record prior to such adjustment of the number of BJ Warrants shall become that number of BJ Warrants (calculated to the nearest ten-thousandth) obtained by dividing the Exercise Price in effect prior to adjustment of the Exercise Price by the Exercise Price in effect after adjustment of the Exercise Price. BJ shall notify each of the record holders of BJ Warrants of its election to adjust the number of BJ Warrants, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. Such record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the public announcement. Upon each adjustment of the number of BJ Warrants pursuant to this Section 10(k), BJ shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing, subject to Section 13, the additional BJ Warrants to which such holders shall be entitled as a result of such adjustment, or, at the option of BJ, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by BJ, new Warrant Certificates evidencing all the BJ Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of BJ, the adjusted Exercise Price) and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

              (l) Irrespective of any adjustment or change in the Exercise Price or the number of shares of BJ Common Stock issuable upon the exercise of the BJ Warrants, the Warrant Certificates theretofore and thereafter issued may continue to express the Exercise Price per share and the number of shares which were expressed upon the initial Warrant Certificates issued hereunder.

              (m) BJ agrees that it will not, by amendment of its Certificate of Incorporation or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by BJ. Before taking any action that would cause an adjustment reducing the Exercise Price below the then par value, if any, of the shares of BJ Common Stock issuable upon exercise of the BJ Warrants, BJ shall take any corporate action which may, in the opinion of its counsel, be necessary in order that BJ may, at the option of BJ in its sole discretion, either (i) validly and legally issue fully paid and nonassessable shares of such BJ Common Stock or (ii) pay the equivalent amount of cash, at such adjusted Exercise Price.

              (n) In any case in which this Section 10 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, BJ may elect to defer until the occurrence of such event the issuance to the holder of any BJ Warrant exercised after such record date of the shares of BJ Common Stock and other capital stock of BJ issuable upon such exercise over and above the shares of BJ Common Stock and other capital stock of BJ, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; provided, however, that BJ shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

              (o) Anything in this Section 10 to the contrary notwithstanding, BJ shall be entitled to make such reductions in the Exercise Price, in addition to those adjustments expressly required by this Section 10, as and to the extent that it in its sole discretion shall determine to be advisable in order that any event treated for federal income tax purposes as a distribution of stock or stock rights shall not be taxable to the recipients.

              Section 11. Certification of Adjusted Exercise Price or Number of Shares of BJ Common Stock. Whenever the Exercise Price or the number of shares of BJ Common Stock issuable upon the exercise of each BJ Warrant is adjusted as provided in Sections 10 or 12, BJ shall (a) promptly prepare a certificate setting forth the Exercise Price as so adjusted and/or the number of shares of BJ Common Stock issuable upon exercise of each BJ Warrant as so adjusted, and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Warrant Agent and with each transfer agent for the BJ Common Stock a copy of such certificate and (c) mail a brief summary thereof to each holder of a Warrant Certificate in accordance with Section 23.

              Section 12. Reclassification, Consolidation, Merger, Combination, Sale or Conveyance. In case any of the following shall occur while any BJ Warrants are outstanding: (i) any reclassification or change of the outstanding shares of BJ Common Stock (other than a change in par value, or from par value to no par value, or as covered by Section 10(a)), or (ii) any consolidation, merger or combination of BJ with or into another corporation as a result of which holders of BJ Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such BJ Common Stock, or (iii) any sale or conveyance of the property or assets of BJ as, or substantially as, an entirety to any other entity as a result of which holders of BJ Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such BJ Common Stock, then BJ, or such successor corporation or transferee, as the case may be, shall make appropriate provision by amendment of this Agreement or by the successor corporation or transferee executing with the Warrant Agent an agreement so that the holders of the BJ Warrants then outstanding shall have the right at any time thereafter, upon exercise of such BJ Warrants, to receive the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance as would be received by a holder of the number of shares of BJ Common Stock issuable upon exercise of such Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

              If the holders of the BJ Common Stock may elect from choices the kind or amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance, then for the purpose of this Section 12 the kind and amount of securities, cash and other property receivable upon such reclassification, consolidation, merger, combination, sale or conveyance shall be deemed to be the choice specified by the holder of the BJ Warrant, which specification shall be made by the holder of the BJ Warrant by the later of (A) 15 Trading Days after the holder of the BJ Warrant is provided with a final version of all information required by law or regulation to be furnished to holders of BJ Common Stock concerning such choice, or if no such information is required, 15 Trading Days after BJ notified the holder of the BJ Warrant of all material facts concerning such specification and (B) the last time at which holders of BJ Common Stock are permitted to make their specification known to BJ. If the holder of the BJ Warrant fails to make any specification, the holder's choice shall be deemed to be whatever choice is made by a plurality of holders of BJ Common Stock not affiliated with BJ or any other party to the reclassification, consolidation, merger, combination, sale or conveyance. Such new BJ Warrants shall provide for adjustments which, for events subsequent to the effective date of such new BJ Warrants, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 10 and this Section 12. The above provisions of this Section 12 shall similarly apply to successive reclassifications, consolidations, mergers, combinations, sales or conveyances.

              BJ shall mail by first-class mail, postage prepaid, to each registered holder of a BJ Warrant, written notice of the execution of any such amendment or agreement. Any new agreement entered into by the successor corporation or transferee shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in
Section 10. The Warrant

Agent shall be under no responsibility to determine the correctness of any provisions contained in such agreement relating either to the kind or amount of securities or other property receivable upon exercise of BJ Warrants or with respect to the method employed and provided therein for any adjustments and shall be entitled to rely upon the provisions contained in any such agreement. The provisions of this Section 12 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and conveyances of the kind described above.

              Section 13. Fractional BJ Warrants and Fractional Shares of BJ Common Stock. (a) BJ shall not be required to issue fractions of BJ Warrants or to distribute Warrant Certificates which evidence fractional BJ Warrants.
In lieu of such fractional BJ Warrants, there shall be paid to the persons to whom Warrant Certificates representing such fractional BJ Warrants would otherwise be issuable an amount in cash (without interest) equal to the product of such fraction of a BJ Warrant multiplied by the following: (i) with respect to all fractions of BJ Warrants issued in the Merger, the Warrant Merger Price and (ii) with respect to all the other fractions of BJ Warrants, the Current Market Price per whole BJ Warrant (as defined in Section 10(f)).

              (b) BJ shall not be required to issue fractions of shares of BJ Common Stock upon exercise of BJ Warrants or to distribute stock certificates which evidence fractional shares of BJ Common Stock. In lieu of fractional shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are exercised as herein provided an amount in cash (without interest) equal to the product of such fractional part of a share of BJ Common Stock multiplied by the Current Market Price per share of BJ Common Stock (as defined in Section 10(f)).

              (c) The holder of a BJ Warrant by the acceptance of the BJ Warrant expressly waives his right to receive any fractional BJ Warrant or any fractional share of BJ Common Stock upon exercise of a BJ Warrant.

              Section 14. Right of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Warrant Certificates, and any registered holder of any Warrant Certificate, without the consent of the Warrant Agent or of the holder of any other Warrant Certificate, may, on such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against BJ to enforce, or otherwise act in respect of, such holder's right to exercise the BJ Warrants evidenced by such Warrant Certificate in the manner provided in such Warrant Certificate and in this Agreement.

              Section 15. Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with BJ and the Warrant Agent and with every other holder of a Warrant Certificate that:

                (a) the Warrant Certificates are transferable only on the registry books of the Warrant Agent if surrendered at the principal office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer; and

                (b) BJ and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the BJ Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than BJ or the Warrant Agent) for all purposes whatsoever, and neither BJ nor the Warrant Agent shall be affected by any notice to the contrary.

                Section 16. Warrant Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, BJ Common Stock or any other securities of BJ which may at any time be issuable on the exercise or conversion of the BJ Warrants represented thereby, nor shall anything contained herein or in any Warrant Certificate be construed to confer upon the holder of any Warrant

Certificate, as such, any of the rights of a stockholder of BJ or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or distributions or subscription rights, or otherwise, until the BJ Warrant or BJ Warrants evidenced by such Warrant Certificate shall have been exercised in accordance with the provisions hereof.

              Section 17. Concerning the Warrant Agent. BJ agrees to pay to the Warrant Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Warrant Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. BJ also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, for anything done or omitted by the Warrant Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises.

              The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Warrant Certificate or certificate for BJ Common Stock or for other securities of BJ, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons.

              Section 18. Merger or Consolidation or Change of Name of Warrant Agent. Any corporation into which the Warrant Agent or any successor Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent or any successor Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent or any successor Warrant Agent, shall be the successor to the Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 21. In case at the time such successor Warrant Agent shall succeed to the agency created by this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor Warrant Agent may adopt the countersignature of the predecessor Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

              In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force provided in the Warrant Certificates and in this Agreement.

              Section 19. Duties of Warrant Agent. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which BJ and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

                (a) The Warrant Agent may consult with legal counsel (who may be legal counsel for BJ), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                (b) Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by BJ prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman, President or any Vice President of BJ and by the Treasurer or any Assistant Treasurer or the Secretary of BJ and delivered to the Warrant Agent; and such certificate shall be full authentication to the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                (c) The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                (d) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by BJ only.

                (e) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by BJ of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the adjustment of the Exercise Price or the making of any change in the number of shares of BJ Common Stock required under the provisions of Sections 10 or 12 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of BJ Warrants evidenced by Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of BJ Common Stock to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of BJ Common Stock will, when issued, be duly authorized, validly issued, fully paid and nonassessable.

                (f) BJ agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

                (g) The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman or the President or any Vice President or the Secretary of BJ, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

                (h) The Warrant Agent and any shareholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the BJ Warrants or other securities of BJ or become pecuniarily interested in any transaction in which BJ may be interested, or contract with or lend money to BJ or otherwise act as fully and freely as though it were not Warrant

         Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for BJ or for any other legal entity.

                (i) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorney or agents, and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to BJ resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

              Section 20. Change of Warrant Agent. The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to BJ and to each transfer agent of the BJ Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. BJ may remove the Warrant Agent or any successor Warrant Agent upon 30 days' notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the BJ Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, BJ shall appoint a successor to the Warrant Agent. If BJ shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by BJ), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any successor Warrant Agent, whether appointed by BJ or by such a court, shall be a corporation organized and doing business under the laws of the United States or of a state thereof, in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $50,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, BJ shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the BJ Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. However, failure to give any notice provided for in this Section 20, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

              Section 21. Issuance of New Warrant Certificates. Notwithstanding any of the provisions of this Agreement or of the BJ Warrants to the contrary, BJ may, at its option, issue new Warrant Certificates evidencing BJ Warrants in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price per share and the number or kind or class of shares of stock or other securities or property purchasable under the several Warrant Certificates made in accordance with the provisions of this Agreement.

              Section 22. Purchase of BJ Warrants by BJ. BJ shall have the right, except as limited by applicable law or other agreements, to purchase or otherwise acquire BJ Warrants at such time, in such manner and for such consideration as it may deem appropriate.

              Section 23. Notice of Proposed Actions. In case BJ shall propose (a) to declare a dividend on shares of BJ Common Stock payable in shares of capital stock of any class or to make any other distribution (other than aggregate cash dividends and distributions not in excess of $.25 per share of BJ Common Stock for the fiscal year ended September 30, 1995, and then $1.50 for each 12-month period thereafter, payable out of retained earnings or earned surplus) to all holders of BJ Common Stock (including any distribution made in connection with a consolidation or merger in which BJ is the continuing corporation), or (b) to offer rights, options or warrants to all holders of BJ Common Stock entitling them to subscribe for or purchase BJ Common Stock (or securities convertible into or exercisable or exchangeable for BJ Common Stock or any other securities), or (c) to offer any shares of capital stock in a reclassification of shares of the BJ Common Stock (including any such reclassification in connection with a consolidation or merger in which BJ is the continuing corporation), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its subsidiaries to effect any sale or other transfer), in one or more transactions, of more than 50% of the assets or net income of BJ and its subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of BJ, then, in each such case, BJ shall give to each registered holder of a BJ Warrant, in accordance with Section 24, a notice of such proposed action, which shall specify the record date for the purpose of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of BJ Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the BJ Common Stock for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of BJ Common Stock, whichever shall be the earlier. The failure to give notice required by this
Section 23 or any defect therein shall not affect the legality or validity of the action taken by BJ or the vote upon any such action. Unless specifically required by Section 10, the Exercise Price, the number of shares of BJ Common Stock covered by each BJ Warrant and the number of BJ Warrants outstanding shall not be subject to adjustment as a result of BJ being required to give notice pursuant to this Section 23.

              Section 24. Notices. Notices or demands authorized by this Agreement to be given or made (i) by the Warrant Agent or by the holder of any Warrant Certificate to or on BJ, (ii) subject to the provisions of Section 20, by BJ or by the holder of any Warrant Certificate to or on the Warrant Agent or
(iii) by BJ or the Warrant Agent to the holder of any Warrant Certificate, shall be deemed given (x) on the date delivered, if delivered personally, (y) on the first Trading Day following the deposit thereof with Federal Express or another recognized overnight courier, if sent by Federal Express or another recognized overnight courier, and (z) on the fourth Trading Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)  If to BJ, to:

                     BJ Services Company
                     5500 Northwest Central Drive
                     Houston, Texas  77092
                     Attention:  President

         (b)  If to the Warrant Agent, to:

                     First Chicago Trust Company of New York
                     525 Washington Boulevard
                     Jersey City, New Jersey  07310

                     Attention:  Joann Gorostiola
                                     Assistant Vice President

              (c) If to the holder of any Warrant Certificate, to the address of such holder as shown on the registry books of BJ.

              Section 25.  Supplements and Amendments.  (a)  BJ and the
Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of BJ Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which BJ and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of Warrant Certificates.

              (b) In addition to the foregoing, with the consent of holders of not less than a majority in number of the then outstanding BJ Warrants, BJ and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the holders of the BJ Warrant Certificates; provided, however, that no modification of the terms (including but not limited to the adjustments described in Section 10) upon which the BJ Warrants are exercisable or reducing the percentage required for consent to modification of this Agreement may be made without the consent of the holder of each outstanding BJ Warrant affected thereby.

              Section 26. Successors. All covenants and provisions of this Agreement by or for the benefit of BJ or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

              Section 27. Benefits of this Agreement. Nothing in this Agreement shall be construed to give any Person other than BJ, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of BJ, the Warrant Agent and the registered holders of the Warrant Certificates.

              Section 28. Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.

              Section 29. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

              Section 30. Captions. The caption of the sections of this Agreement have been inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunder affixed and attested, all as of the day and year first above written.

                                     BJ SERVICES COMPANY


                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________


                                     By:_______________________________________
                                     Title:____________________________________


                                     FIRST CHICAGO TRUST COMPANY
                                      OF NEW YORK, as Warrant Agent


                                     By:_______________________________________
                                     Name:_____________________________________
                                     Title:____________________________________

                                                                     Exhibit 1

                        [Form of Warrant Certificate]


                 Certificate No. M-  _______________ Warrants



                   NOT EXERCISABLE AFTER ________ __, 2000


                             Warrant Certificate


                             BJ SERVICES COMPANY


              This certifies that __________________________, or registered assigns, is the registered owner of the number of BJ Warrants set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Warrant Agreement dated as of ________ __, 1995 [the Closing Date] (the "Warrant Agreement") between BJ Services Company, a corporation organized under the laws of the State of Delaware ("BJ"), and First Chicago Trust Company of New York, a New York limited purpose trust company (the "Warrant Agent"), to purchase or receive from BJ at any time after ________ __, 1995 [the Closing Date] and prior to 5:00 P.M. (New York City time) on
________ __, 2000 [fifth anniversary of the Closing Date] at the principal office of the Warrant Agent, or its successors as Warrant Agent, in New York City, the number of shares of common stock, par value $.10 per share, of BJ ("BJ Common Stock") represented hereby to be purchased at $30 per share of BJ Common Stock (the "Exercise Price"), in each case upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of BJ Warrants evidenced by this Warrant Certificate (and the number of shares of BJ Common Stock which may be purchased upon exercise thereof) set forth above and the Exercise Price set forth above are the number and Exercise Price as of __________________, 1995, based on the shares of BJ Common Stock as constituted at such date. As provided in the Warrant Agreement, the Exercise Price and the number of shares of BJ Common Stock which may be purchased upon the exercise of the BJ Warrants evidenced by this Warrant Certificate are subject to modification and adjustment upon the occurrence of certain events.

              This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Warrant Agent, BJ and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent.

              This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Warrant Agent, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing BJ Warrants entitling the holder to purchase a like aggregate number of shares of BJ Common Stock, in each case as the BJ Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered shall have entitled such holder to purchase or receive. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of BJ Warrants not exercised.

              BJ shall make a cash payment in lieu of issuing fractional BJ Warrants or fractional shares of BJ Common Stock, as provided in the Warrant Agreement.

              No holder of this Warrant Certificate shall be entitled to vote, receive dividends or distributions on, or be deemed for any purpose the holder of, BJ Common Stock or of any other securities of BJ which may at any time be issuable on the exercise hereof, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of BJ or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Warrant Agreement), or to receive dividends or subscription rights, or otherwise, until the BJ Warrant or BJ Warrants evidenced by this Warrant Certificate shall have been exercised as provided in the Warrant Agreement.

              This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

              WITNESS the facsimile signature of the proper officers of BJ and its corporate seal. Dated as of ________, 199__.


ATTEST:                                           BJ SERVICES COMPANY



_____________________________                     By:___________________________
         Secretary                                Name:_________________________
                                                  Title:________________________


Countersigned:

_____________________________



By___________________________
       Authorized signature

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                       exercise the Warrant Certificate.)


To First Chicago Trust Company of New York, as Warrant Agent:

              The undersigned hereby irrevocably elects to exercise ___________________ BJ Warrants represented by this Warrant Certificate to purchase the shares of BJ Common Stock issuable upon the exercise of such BJ Warrants and requests that Certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number


_______________________________________________________________________________
                        (Please print name and address)


_______________________________________________________________________________


If such number of BJ Warrants shall not be all the BJ Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such BJ Warrants shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


_______________________________________________________________________________
                        (Please print name and address)


_______________________________________________________________________________


Dated: ____________________

________________________________
Signature
(Signature must conform in all
respects to name of holder as
specified on the face of this
Warrant Certificate)

Signature Guaranteed:

                                                                        Annex A



                                ASSIGNMENT FORM
            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificates)


           FOR VALUE RECEIVED, ________________________________________________
hereby sells, assigns and transfers unto

Name:__________________________________________________________________________
                 (please typewrite or print in block letters)

Address:_______________________________________________________________________

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ Attorney, to transfer within the Warrant Certificate the same on the books of the Company, with full power of substitution in the premises.


Date ________, 19__

                                   Signature


                                   ____________________________________________
Signature Guaranteed:


                                    Notice


              The signature to the foregoing assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.